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                                                                     Exhibit 1.1

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

            $1,851,000,000 SENIOR SECURED TRANSITION BONDS, SERIES A

                             UNDERWRITING AGREEMENT


                                                                December 9, 2005


To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

     1. Introduction. CenterPoint Energy Transition Bond Company II, LLC, a Delaware limited liability company (the "Issuer"), proposes to issue and sell $1,851,000,000 aggregate principal amount of its Senior Secured Transition Bonds, Series A (the "Bonds"), identified in Schedule I hereto. The Issuer and CenterPoint Energy Houston Electric, LLC, a Texas limited liability company and the Issuer's direct parent (the "Company"), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

     The term "Underwriters" as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term "Underwriter" shall be deemed to mean any one of such Underwriters. If the entity or entities listed in Schedule I hereto (the "Representatives") are the same as the entity or entities listed in Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such entity or entities. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto, any action under or in respect of this underwriting agreement ("Underwriting Agreement") may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

     Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).

     2. Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of December 16, 2005, as supplemented by the First Supplemental Indenture thereto, to be dated as of December 16 (as so supplemented and as it may be further supplemented from time to time, the "Indenture"), between the Issuer and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"). The Bonds will be secured primarily by transition property (as more fully described in the Financing Order relating to the Bonds, "Series A Transition Property"), to be sold to the Issuer by the Company pursuant to the Transition Property Sale Agreement, to be dated on or about December 16, 2005, between the Company and the Issuer (the "Sale Agreement"). The Series A Transition Property securing the


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     Bonds will be serviced pursuant to the Series A Transition Property
     Servicing Agreement, to be dated on or about December 16, 2005, between the Company, as servicer, and the Issuer, as owner of the Series A Transition Property sold to it pursuant to the Sale Agreement (the "Servicing Agreement").

     3. Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

          (a) The Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 on December 21, 2004 (Registration No. 333-121505), as amended by Amendment No. 1 thereto, including a prospectus and form of prospectus supplement, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $1,857,000,000 aggregate principal amount of its transition bonds. Such registration statement, as amended ("Registration Statement No. 333-121505"), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. No transition bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-121505 have been previously issued. References herein to the term "Registration Statement" shall be deemed to refer to Registration Statement No. 333-121505, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3 ("Incorporated Documents") at the time it became effective, in the form in which it was declared effective by the Commission, and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act. The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, are referred to herein as the "Final Prospectus;" and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the "Pricing Prospectus."

          (b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and (ii) at the date hereof, the Issuer was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act.

          (c) At any date as of which any part of the Registration Statement relating to the Bonds became effective in accordance with the rules and regulations under the Securities Act (each such date, an "Effective Date") the Registration Statement fully complied, and the Final Prospectus, both at the date and time it is filed with the Commission pursuant to Rule 424 (such date and time, the "424 Date") and at the Closing Date, and the Indenture, at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the


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     Registration Statement, at each Effective Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both on the 424 Date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or the Company by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company ("DTC") Book-Entry System that are based solely on information contained in published reports of the DTC.

          (d) As of the Applicable Time (as defined below), the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus were subject to change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The preceding sentence does not apply to statements in or omissions from the Pricing Prospectus and each Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(b) hereof. "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Bonds and issued prior to the Applicable Time that is listed on Schedule IV hereto (and only to the extent listed on such Schedule), in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer's records pursuant to Rule 433(g). References to the term "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term "Applicable Time" means 4:00 PM, central time, on the date hereof.


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          (e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company or the Issuer has promptly notified or will promptly notify the Representatives and (ii) the Company or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(b) hereof.

          (f) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the Issuer LLC Agreement, the Intercreditor Agreement, the Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the "Issuer Documents") and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer's business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus; the Company is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

          (g) The issuance and sale of the Bonds by the Issuer, the purchase of the Series A Transition Property by the Issuer from the Company and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof


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     on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer's certificate of formation or limited liability company agreement (collectively, the "Issuer Charter Documents"), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

          (h) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

          (i) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

          (j) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

          (k) The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of


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     this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

          (l) Other than as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer's business, property or financial condition.

          (m) Other than any necessary action of the PUCT, any filings required under the Restructuring Act or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

          (n) The Issuer is not, and after giving effect to the sale and issuance of the Bonds, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (o) The financial statements, together with the related notes, included in the Pricing Prospectus present fairly in all material respects the financial position, and member's equity of the Issuer as of the respective dates and for the respective periods specified and, except as otherwise stated in the Pricing Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved.

          (p) Deloitte & Touche LLP, who have certified certain financial statements of the Issuer, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (q) Each of the Sale Agreement and Servicing Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer,


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     enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. Each of the Intercreditor Agreement, the Administration Agreement and Issuer LLC Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

     4. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

          (a) The Issuer has filed with the Commission Registration Statement No. 333-121505 for the registration under the Securities Act of up to $1,857,000,000 aggregate principal amount of its transition bonds. Registration Statement No. 333-121505 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission.

          (b) The Registration Statement at each Effective Date fully complied, and the Final Prospectus, both on the 424 Date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each Effective Date, did not contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both on the 424 Date and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated


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     Documents or to any statements or omissions made in the Registration
     Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

          (c) As of the Applicable Time, the Pricing Prospectus and each Issuer Free Writing Prospectus, considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus were subject to change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The preceding sentence does not apply to statements in or omissions from the Pricing Prospectus and each Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(b) hereof.

          (d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company or the Issuer has promptly notified or will promptly notify the Representatives and (ii) the Company or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(b) hereof.

          (e) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, and is qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is

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     required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole. The Company is the beneficial owner of all of the limited liability company interests of the Issuer.

          (f) The Company has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

          (g) The transfer by the Company of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer and the consummation of the transactions herein contemplated by the Company, and the fulfillment of the terms hereof on the part of the Company to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Articles of Formation or limited liability company agreement (collectively, the "Company Charter"), or in a material breach of any of the terms of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party.

          (h) This Underwriting Agreement has been duly authorized, executed and delivered by the Company, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

          (i) The Company (i) is not in violation of the Company Charter, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole.

          (j) Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company and its subsidiaries taken as a whole.

          (k) Other than any necessary action of the PUCT, any filings required under the Restructuring Act (as such term is defined in the Pricing Prospectus) or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Company makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

          (l) The Company is not, and after giving effect to the sale and issuance of the Bonds, will not be an "investment company" within the meaning of the 1940 Act.

          (m) Each of the Sale Agreement and Servicing Agreement has been duly and validly authorized by the Company, and when executed and delivered by the Company and the other parties thereto will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. Each of the Administration Agreement and Intercreditor Agreement has been duly authorized by the Company, and when executed and delivered by the Company and other parties thereto will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

          (n) There are no Texas transfer taxes related to the transfer of the Series A Transition Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by the Company or the Issuer.

     5. Representations and Warranties of the Underwriters. Each Underwriter represents and warrants to the Company and the Issuer that:

          (a) If and to the extent it has provided any prospective investors with any Computational Materials or ABS Term Sheets (as such terms are hereinafter defined) prior to the date hereof in connection with the offering of the Bonds, all of the conditions set forth in Section 8A hereof have been satisfied with respect thereto.

          (b) [Reserved]

     6. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter's name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $7,022,925.

     7. Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the "Closing Date". The Bonds shall be delivered to DTC or to Wilmington Trust Company, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

      If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.
If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

          (a) to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to aggregate principal amount of Bonds equal to one-ninth (1/9) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

          (b) to procure one or more persons, reasonably acceptable to the Representatives, who are members of the NASD (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

     In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

     In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

     Any action taken by the Issuer or the Company under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination by the Issuer under this Section 7 shall be without any liability on the part of the Issuer, the Company or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

     8. Covenants.

     (a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

          (i) The Issuer will upon request promptly deliver to the Representatives and Counsel to the Underwriters a signed copy of the Registration Statement as originally filed or, to the extent a signed copy is not available, a conformed copy, certified by an officer of the Issuer to be in the form as originally filed, including all Incorporated Documents and exhibits and all amendments thereto.

          (ii) The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Final Prospectus as they may reasonably request.

          (iii) The Issuer will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

          (iv) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Series A Transition Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer's reasonable judgment after consultation with Counsel for the Underwriters (as defined below) should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or
     Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

          (v) As soon as practicable, but not later than 16 months, after the date hereof, the Issuer will make generally available to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

          (vi) The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

          (vii) The Issuer or the Company will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, reasonable fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and PUCT financial advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $20,000), and (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Prospectus and Final Prospectus. The Issuer shall not, however, be required to pay any amount for any expenses of the Underwriters or for any fees and expenses of counsel for the PUCT financial advisor, except that, if this Underwriting Agreement shall be terminated in accordance with the provisions of Section 7 (but excluding terminations arising thereunder out of an Underwriter default), 9 or 13 hereof, the Issuer will reimburse the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters, and will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

          (viii) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

          (ix) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

          (x) The Issuer will file with the Commission a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets (as such terms are hereinafter defined) provided to the Issuer by any Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters (as hereinafter defined); provided, however, that, prior to any filing of the

     Computational Materials and ABS Term Sheets by the Issuer, such Underwriter must comply with its obligations pursuant to Section 8A hereof, and the Issuer must receive, prior to the Closing Date, an agreed upon procedures report from Deloitte & Touche LLP as determined by the Issuer and such Underwriter. The Issuer shall file any corrected Computational Materials or ABS Terms Sheets described in Section 8A hereof as soon as practicable following receipt thereof.

          (xi) For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer's obligations under applicable law, make available on the website associated with the Issuer's parent, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer's obligations under applicable law) from time to time under Section 13 or
     Section 15(d) of the Exchange Act, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission. The Issuer shall also, to the extent permitted by and consistent with the Issuer's obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above, such information as required by Section 3.07(d) of the Indenture with respect to the Bonds. To the extent that the Issuer's obligations are terminated or limited by an amendment to Section 3.07(d) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

          (xii) The Issuer will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Thelen Reid & Priest LLP, who are acting as counsel for the Underwriters ("Counsel for the Underwriters"), shall reasonably object in writing.

          (xiii) The Issuer agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer and Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company or Issuer and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 under the Securities Act; provided that (a) the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus identified in item 1 in Schedule IV hereto and (b) any such consent by the Company, the Issuer or the Representatives may be given orally by authorized representatives with respect to the pricing sheet containing the final terms of the Bonds, dated December 9, 2005. Any such Free Writing Prospectus consented to by the Representatives or the Issuer (or Company) is hereinafter referred to as a

     "Issuer Permitted Free Writing Prospectus." The Issuer agrees that (x) it has treated and will treat, as the case may be, each Issuer Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping.

     (b) Covenants of the Company. The Company covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

          (i) To the extent permitted by applicable law and the agreements and instruments that bind the Company, the Company will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in
     Section 8(a) hereof.

          (ii) The Company will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

          (iii) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting the Company, the Bonds or the Series A Transition Property or of which the Company shall be advised in writing by the Representatives shall occur that in the Company's reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, the Company will cause the Issuer, at the Company's or the Issuer's expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Company's or the Issuer's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

          (iv) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

          (v) The Company will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

          (vi) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Closing Date, the Company shall furnish such documents and take such other actions.

     8A. Obligations of Underwriters Relating to Computational Materials and Terms Sheets. In connection with the offering of the Bonds, each Underwriter may prepare and provide to prospective investors (x) items similar to computational materials ("Computational Materials"), as defined in the no-action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, as well as the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter") (collectively, the "No-Action Letters") and (y) items similar to ABS term sheets ("ABS Term Sheets") as defined in the PSA Letter, subject to the following conditions:

          (a) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall include a legend substantially in the form attached hereto as Schedule III. The Issuer shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this Section 8A(a) will be satisfied if all Computational Materials and ABS Term Sheets referred to herein bear a legend in a form previously approved by the Issuer.

          (b) Such Underwriter shall provide to the Issuer, for approval by the Issuer, representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Issuer for use by such Underwriter. Such Underwriter shall provide to the Issuer, for filing on Form 8-K as provided in Section 8(a)(x) hereof, copies (in such format as required by the Issuer) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials and ABS Term Sheets described in this Section 8A(b) must be provided to the Issuer no later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to the terms of this Underwriting Agreement. Such Underwriter shall not provide to any investor or prospective investor in the Bonds any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Issuer pursuant to this
     Section 8A(b) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Issuer in accordance with this Section 8A(b) for filing pursuant to Section 8(a)(x) hereof), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Pricing Prospectus to such investor or prospective investor. No Underwriter may, without the prior consent of the Company or the Issuer, convey or deliver any Computational Materials or ABS Term Sheets in connection with the offering of the Bonds.

          (c) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Registration Statement as set forth therein. If any Computational Materials or ABS Term Sheets are based on assumptions with respect to the information, whether in written or electronic format or otherwise, regarding the Series A Transition Property initially provided to the Underwriters by or on behalf of the Company or the Issuer (the "Transition Property Information") that differ from the final Transition Property Information in any material respect or on Bond structuring terms that were revised in any material respect prior to the printing of the Final Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Transition Property Information and structuring assumptions, deliver with the Final Prospectus such revised Computational Materials and ABS Term Sheets to each recipient of the preliminary versions thereof that indicated orally to any Underwriter that such recipient would purchase all or any portion of the Bonds, and include such revised Computational Materials and ABS Term Sheets (marked "AS REVISED") in the materials delivered to the Issuer pursuant to
     Section 8A(b) hereof. The expenses of each Underwriter relating to the preparation and transmission of its Computational Material and ABS Term Sheets, including, without limitation, fees and expenses of accountants, shall be the responsibility of the Issuer.

          (d) The Issuer shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission; provided, that, at the request of any Underwriter, the Issuer will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "SUPERSEDED BY MATERIALS DATED _______________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "MATERIAL PREVIOUSLY DATED ____________ AS CORRECTED". If, within the period during which a prospectus relating to the Bonds is required to be delivered under the Securities Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Issuer or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Bonds, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked "AS CORRECTED") to the Issuer for filing with the Commission in a subsequent Form 8-K submission (subject to the Issuer's obtaining an accountant's agreed upon procedures report in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the Issuer).

          (e) Each Underwriter shall be deemed to have represented, as of the Closing Date, that, except for Computational Materials and ABS Term Sheets provided to the Issuer pursuant to Section 8A(b) hereof, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Bonds that is required to be filed with the Commission in accordance with the No-Action Letters.

          (f) In the event of any delay in the delivery by any Underwriter to the Issuer of all Computational Materials and ABS Term Sheets required to be delivered in accordance with Section 8A(b) hereof, or in the delivery of the accountant's agreed upon procedures report in respect thereof pursuant to Section 8(a)(x) hereof, the Issuer shall have the right to delay the release of the Final Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions, in each case set forth in Section 8(a)(x) hereof, to file the Computational Materials and ABS Term Sheets by the time specified therein.

          (g) Each Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Bonds.

     9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained in this Underwriting Agreement, on the part of the Company contained in Article III of the Sale Agreement, and on the part of the Company contained in Section 5.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and the Company made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Company of their obligations hereunder, and to the following additional conditions:

          (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement, or such other time and date as may be approved by the Underwriters. In addition, all material required to be filed by the Issuer or Company pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or the Company shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

          (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of the Company and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of the Company or the Issuer, as the case may be, threatened by, the Commission.

          (c) Thelen Reid & Priest LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (a) hereto), dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d) Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (b) hereto), dated the Closing Date, regarding the filing of a voluntary bankruptcy petition.

          (e) Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (c) hereto), dated the Closing Date, regarding certain Delaware Uniform Commercial Code matters.

          (f) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (d) hereto), dated the Closing Date, regarding certain aspects of the transactions contemplated by the Issuer Documents.

          (g) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (e) hereto), dated the Closing Date, to the effect that a court sitting in bankruptcy would not order the substantive consolidation of the assets and liabilities of the Issuer with those of the Company in connection with a bankruptcy, reorganization or other insolvency proceeding involving the Company; that if the Company were to become a debtor in such insolvency proceeding, such court would hold that the Transition Property is not property of the estate of the Company.

          (h) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (f) hereto), dated the Closing Date, regarding certain Federal and Texas constitutional matters relating to the Series A Transition Property.

          (i) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (g) hereto), dated the Closing Date, regarding certain tax matters.

          (j) In-house counsel for the Company and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (h) hereto), dated the Closing Date, regarding certain aspects of the transactions contemplated by the Issuer Documents.

          (k) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (i) hereto), dated the Closing Date, with respect to the characterization of the transfer of the Series A Transition Property by the Company to the Issuer as a "true sale" for Texas law purposes.

          (l) Baker Botts L.L.P. and Morris, James, Hitchens & Williams LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives its written respective opinions (substantially in the form attached as Annex I (j) hereto), dated the Closing Date, to the effect that the Series A Transition Property is not subject to the lien of the Company's Mortgage and Deed of Trust, dated as of November 1, 1944.

          (m) Winston & Strawn LLP and Morris, James, Hitchens & Williams LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinions (each substantially in the form attached as Annex I (k) hereto), dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

          (n) Baker Botts L.L.P., counsel for the Company and the Issuer, shall have furnished to the representatives their opinion (substantially in the form attached as Annex I (l) hereto), dated the Closing Date, regarding certain Texas regulatory issues.

          (o) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (m) hereto), dated the Closing Date, regarding the Trustee's security interest under the Uniform Commercial Code.

          (p) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (n) hereto), dated the Closing Date, regarding certain Texas perfection and priority issues.

          (q) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (o) hereto), dated the Closing Date, regarding bankruptcy and corporate governance matters.

          (r) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (p) hereto), dated the Closing Date, regarding certain bankruptcy matters relating to the Issuer LLC Agreement.

          (s) Richards, Layton & Finger, P.A., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (q) hereto), dated the Closing Date, regarding certain matters of Delaware law.

          (t) Baker Botts L.L.P., counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (r) hereto), dated the Closing Date, regarding the constitutionality under the United States Constitution of the Texas Electric Choice Plan (Tex. Util. Code Ann. Sections 11.001-64.158).

          (u) On or before the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives one or more agreed upon procedure reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to Deloitte & Touche LLP reasonably necessary in order for Deloitte & Touche LLP to issue such reports.

          (v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the letters required by subsection (u) of this Section 9 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

          (w) The Issuer LLC Agreement, the Administrative Agreement, the Intercreditor Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

          (x) Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (ii) adverse development concerning the business or assets of the Company and its subsidiaries, taken as a whole, or the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (iii) development which would be reasonably likely to result in a material adverse change, in the Series A Transition Property, the Bonds or the Financing Order.

          (y) At the Closing Date, (i) the Bonds shall be rated at least "Aaa", "AAA", and "AAA" by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) neither Moody's, S&P nor Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

          (z) The Issuer and the Company shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of the Company and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and the Company herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and the Company of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (x) of this Section and as to such other matters as the Representatives may reasonably request.

          (aa) An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the PUCT and shall have become effective.

          (bb) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Restructuring Act, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Texas.

          (cc) On or prior to the Closing Date, the Company shall have funded the capital subaccount of the Issuer with cash in an amount equal to $9,255,000.

          (dd) The Issuer and the Company shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies may reasonably request.

          (ee) On or prior to the Closing Date, the Issuer and the Company shall have furnished to the Underwriters such further certificates as the Underwriters may reasonably request, including such certificates as the Representatives may reasonably request to evidence the authorization and execution of any interest rate swap agreement entered into in connection with any class of floating rate Bonds and the qualification or listing of any floating rate Bonds as contemplated by the Final Prospectus.

     10. Conditions of Issuer's Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on or before the second business day after the date of this Underwriting Agreement or such other time and date as may be approved by the Issuer, and no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission at the Closing Date. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the

     Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

          11. Indemnification and Contribution.

          (a) The Company and the Issuer, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, each Underwriter's officers and directors and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Underwriter and controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus and, together with the Pricing Prospectus, the Issuer Free Writing Prospectuses, collectively (but not with regard to the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus as subject to change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche, which were not included in the Pricing Prospectus), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer or Company by any Underwriter, through the Representatives, expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the sale of the Bonds to such person unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) at the time of such sale. The indemnity agreement of the Company and Issuer contained in this Section 11 and the representations and warranties of the Issuer and Company contained in Sections 3 and 4 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of any Underwriter, its officers or its directors or any such controlling person, and shall survive the delivery of the Bonds.

          (b) Each Underwriter shall severally indemnify, defend and hold harmless the Company and the Issuer, each of the Company's and Issuer's officers, directors, and managers, and each person who controls the Issuer or Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the the Final Prospectus and, together with the Pricing Prospectus, the Issuer Free Writing Prospectuses, collectively (but not with regard to the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus as subject to change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche, which were not included in the Pricing Prospectus) or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or Issuer by such Underwriter, through the Representatives, expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of them. The only information furnished to the Company by the Underwriters in writing expressly for use in such foregoing documents is set forth in Schedule V hereto. The indemnity agreement of the respective Underwriters contained in this Section 11 and the representations and warranties of the Underwriters contained in Section 5 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of the Company or the Issuer, their directors, managers or officers, any such Underwriter, or any such controlling person, and shall survive the delivery of the Bonds.

          (c) The Company and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of the Company, Issuer and the several Underwriters agrees that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

          (d) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company and the Issuer on the one hand and the Underwriters on the other hand from the offering of the Bonds pursuant to this Underwriting Agreement or (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Issuer and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting discount and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this
Section 11 are several and not joint and shall be in the same proportion as such Underwriter's obligation to underwrite Bonds is to the total number of Bonds set forth in Schedule II hereto.

     12. Termination. This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Representatives by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange ("NYSE"), the American Stock Exchange, Inc. ("AMEX") or the NASDAQ Stock Market, Inc. ("NASDAQ") or there shall have been established by the NYSE, AMEX or NASDAQ or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (b) there shall have occurred any (i) material outbreak of hostilities (including, without limitation, an act of terrorism) or (ii) material other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions affecting the United States, including, but not limited to, an escalation of hostilities that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to make it impracticable or inadvisable, in the reasonable judgment of the Representatives, to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus. Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

     13. Absence of Fiduciary Relationship. Each of the Issuer and the Company acknowledges and agrees that:

     (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Bonds and that no fiduciary, advisory or agency relationship between the Underwriters, on one hand, and the Company and/or the Issuer, on the other hand, has been created in respect of any of the transactions contemplated by this Underwriting Agreement, irrespective of whether the Underwriters have advised or are advising the Company and/or the Issuer on other matters;

     (b) the price of the Bonds was established by the Issuer and the Company following discussions and arms-length negotiations with the Underwriters, among others;

     (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and Company and that the Underwriters have no obligation to disclose such interests and transactions to the Issuer or the Company by virtue of any fiduciary, advisory or agency relationship; and

     (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Issuer or the Company in respect of such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer or the Company including stockholders, employees or creditors of the Issuer and/or the Company.

     14. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it at the address specified in Schedule I hereto; and if sent to the Company, to it at 1111 Louisiana, Houston, Texas 77002, Attention: Marc Kilbride; and if sent to the Issuer, to it at 1111 Louisiana Suite 4655B, Houston, Texas 77002, Attention: Marc Kilbride. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

     15. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     16. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

     17. Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Issuer and the several Underwriters.

                         Very truly yours,

                         CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC


                         By:    /s/ Marc Kilbride
                               ----------------------------------
                         Name:  Marc Kilbride
                         Title: Vice President and Treasurer



                         CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC


                         By:    /s/ Marc Kilbride
                               ----------------------------------
                         Name:  Marc Kilbride
                         Title: Sole Manager



                         The foregoing Underwriting Agreement is
                         hereby confirmed and accepted as of the
                         date specified in Schedule I hereto.

                         LEHMAN BROTHERS INC.


                         By:    /s/ Damian Harbutt
                               ----------------------------------
                         Name:  Damian Harbutt
                         Title: Managing Director


                         CREDIT SUISSE FIRST BOSTON LLC


                         By:    /s/ Gregory Richter
                               ----------------------------------
                         Name:  Gregory Richter
                         Title: Managing Director


                         GREENWICH CAPITAL MARKETS, INC.

                         By:    /s/ Daniel McGarvey
                               ----------------------------------
                         Name:  Daniel McGarvey
                         Title: Managing Director

                                   SCHEDULE I


Underwriting Agreement dated December 9, 2005

Registration Statement No. 333-121505

Representatives:

  Credit Suisse First Boston LLC.        Greenwich Capital Markets Inc.
  Lehman Brothers Inc.

c/o
Lehman Brothers Inc.
745 7th Avenue
New York, NY 10019

Attention: Damian Harbutt

Title, Purchase Price and Description of Bonds:

    Title: CenterPoint Energy Transition Bond Company II, LLC Senior Secured Transition Bonds, Series A

                              Total
                            Principal                                     Underwriting
                            Amount of                      Price to       Discounts and
                             Tranche         Bond Rate      Public         Commissions     Proceeds to Issuer
                          --------------     --------      --------       -------------    ------------------
Per Tranche A-1 Bond        $250,000,000      4.840%       99.98928%        0.32500%         $249,160,700
Per Tranche A-2 Bond        $368,000,000      4.970%       99.96013%        0.35000%         $366,565,278
Per Tranche A-3 Bond        $252,000,000      5.090%       99.99640%        0.40000%         $250,982,928
Per Tranche A-4 Bond        $519,000,000      5.170%       99.97450%        0.42000%         $516,687,855
Per Tranche A-5 Bond        $462,000,000      5.302%       100.0000%        0.37546%         $460,265,375

                          =============                                  ===========       ==============
Total                     $1,851,000,000                                 $ 7,022,925       $1,843,662,136


Original Issue Discount (if any):      $314,939

Redemption provisions:                 None

Other provisions:                      None

Closing Date, Time and Location:       December 16, 2005, 10:00 a.m.; offices of
                                       Baker Botts L.L.P.; Houston, Texas

                                   SCHEDULE II

                    Principal Amount of Bonds to be Purchased


                                        Principal Amount





Underwriter                        Tranche A-1    Tranche A-2      Tranche A-3    Tranche A-4    Tranche A-5         Total
-----------                        ------------   ------------     ------------   ------------   ------------    --------------
Lehman Brothers Inc.               $ 65,334,000   $ 95,333,000     $ 74,000,000   $147,333,000   $146,667,000    $  528,667,000
Credit Suisse First Boston LLC     $ 65,333,000   $ 95,334,000     $ 74,000,000   $147,333,000   $146,667,000    $  528,667,000
Greenwich Capital Markets, Inc.    $ 65,333,000   $ 95,333,000     $ 74,000,000   $147,334,000   $146,666,000    $  528,666,000
Barclays Capital Inc.              $  6,000,000   $ 10,000,000     $  6,000,000   $ 14,000,000              -    $   36,000,000
Deutsche Bank Securities Inc.      $  6,000,000   $ 10,000,000     $  6,000,000              -              -    $   22,000,000
Goldman, Sachs & Co.               $  6,000,000   $ 10,000,000     $  6,000,000   $ 14,000,000              -    $   36,000,000
First Albany Capital Inc.          $ 19,000,000   $ 10,500,000     $  6,000,000   $ 34,000,000   $ 12,000,000    $   81,500,000
Loop Capital Markets, LLC                     -   $  5,500,000                -   $  5,000,000              -    $   10,500,000
M.R. Beal & Company                           -   $ 12,000,000                -              -              -    $   12,000,000
Siebert Brandford Shank & Co.,                                                               -              -    $   10,000,000
L.L.C.                             $  6,000,000   $  4,000,000                -
Samuel A. Ramirez & Co., Inc.      $  5,000,000   $ 10,000,000                -   $ 10,000,000   $ 10,000,000    $   35,000,000
SunTrust Capital Markets, Inc.     $  6,000,000   $ 10,000,000     $  6,000,000              -              -    $   22,000,000
              Total                $250,000,000   $368,000,000     $252,000,000   $519,000,000   $462,000,000    $1,851,000,000
                                   ============   ============     ============   ============   ============    ==============

                                  SCHEDULE III


ALL INFORMATION IN THIS PRELIMINARY TERM SHEET IS PRELIMINARY AND SUBJECT TO CHANGE. A REGISTRATION STATEMENT (REGISTRATION NO. 333-121505) RELATING TO THE BONDS HAS BEEN FILED WITH THE COMMISSION AND DECLARED EFFECTIVE. THE ISSUER WILL PREPARE, CIRCULATE AND FILE WITH THE COMMISSION A COMPLETE PROSPECTUS SUPPLEMENT, WHICH WILL BE ACCOMPANIED BY A BASE PROSPECTUS. YOU SHOULD READ THE COMPLETE PROSPECTUS SUPPLEMENT AND BASE PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU CAN OBTAIN THE REGISTRATION STATEMENT, AND, ONCE FILED, THE PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS FOR FREE AT THE COMMISSION'S WEB SITE (WWW.SEC.GOV). THIS PRELIMINARY TERM SHEET HAS BEEN PREPARED SOLELY FOR INFORMATION PURPOSES AND IS NOT AN OFFER TO BUY OR SELL OR A SOLICITATION OF AN OFFER TO BUY OR SELL ANY SECURITY OR INSTRUMENT IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS PROHIBITED OR TO PARTICIPATE IN ANY TRADING STRATEGY. NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BONDS OR DETERMINED IF THIS PRELIMINARY TERM SHEET IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The State of Texas, the PUCT, Saber Partners, LLC, Saber Capital Partners LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., Greenwich Capital Markets, Inc. and their affiliates make no representation or warranty with respect to the appropriateness, usefulness, accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. A definitive base prospectus and prospectus supplement prepared by the Issuer will contain material information not contained herein, and the prospective purchasers are referred to those materials. Such base prospectus and prospectus supplement will contain all material information in respect of any securities offered thereby. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein and is therefore subject to change. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied on for such purposes. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Although the analyses herein may not show a negative return on the securities referred to herein, such securities are not principal protected and, in certain circumstances, investors in such securities may suffer a complete or partial loss on their investment. The State of Texas, the PUCT, Saber Partners, LLC, Saber Capital Partners LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., Greenwich Capital Markets, Inc. and their affiliates disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Saber Partners, LLC is acting as financial advisor to the PUCT. Certain financial advisory services, including any activities that may be considered activities of a broker dealer, will be assigned to Saber Capital Partners, LLC, as a wholly-owned subsidiary of Saber Partners, LLC. Neither the State of Texas, the PUCT, Saber Partners, LLC, Saber Capital Partners LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc. or


                                     III-1

Greenwich Capital Markets, Inc. is acting as an agent for the Issuer or its affiliates in connection with the proposed transaction.


                                     III-2